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                                                                  Exhibit 10(tt)


                                October 5, 1999



Nathaniel S. Levy
T. Rowe Price
100 East Pratt St.
Baltimore, Maryland  21202

John Campos
NorthStar Investment Management
300 First Stamford Place
Stamford, Connecticut  06902

Brian McGrath
Deutsche Bank
31 West 52/nd/ Street
New York, NY 10019


                   Agreement of Release, Consent and Waiver
                   ----------------------------------------

          We refer to the Indenture, dated as of December 23, 1996 (as supplement and amended from time to time, the "Indenture"), by and among ICF Kaiser International, Inc. (the "Company"), The Bank of New York, and each of the following guarantors: Cygna Consulting Engineers and Project Management, Inc.; Kaiser Government Programs, Inc. (formerly ICF Kaiser Government Programs, Inc.); EDA, Incorporated; Global Trade & Investment, Inc.; Kaiser Europe, Inc. (formerly ICF Kaiser Europe, Inc.); ICF Kaiser / Georgia Wilson, Inc.; ICF Kaiser Overseas Engineering, Inc.; ICF Kaiser Engineers Pacific, Inc.; and ICF Kaiser Advanced Technology, Inc.. Capitalized terms used herein without definition shall have the meanings specified in the Indenture.


          This letter shall serve to evidence our understanding and agreement as follows:


          1. The undersigned Holder are the beneficial holders of $14,000,000 in aggregate principal amount of the Company's 12% Senior Notes due 2003 (the "Notes"), and hold individually the respective principal amounts set forth opposite their names on the signature page of this agreement.



          2. Each of the undersigned Holders confirms that, when paid an amount equal to 88% of the principal amount of the Note(s) beneficially held by it, together with interest accrued thereon from June 30, 1999 (such amount is set forth in the attached instruction), by wire transfer of immediately available funds to the account(s) specified in the attached instructions, the liabilities, obligations, and indebtedness owing by the Company to each such Holder and

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represented by the Notes beneficially held by it will be fully paid, released and discharged (such payment by wire transfer, the "Payment").

          3. In consideration for the Payment, each of the undersigned Holders hereby agrees that it will:

          (a) irrevocably consent to the amendments set forth in the Fifth Supplemental Indenture, substantially in the form set forth in the attached Exhibit A to this letter;
     ---------

          (b) irrevocably waive any and all further rights under the Indenture and the Notes, including, without limitation, Articles 3, 4, 5 and 9 of the Indenture, and release the Company from any and all claims related to the Notes and the Indenture; and

          (c) deliver, or cause to be delivered, to the Trustee immediately upon receipt of the Payment the Note(s) beneficially held by it.

          4. In consideration for executing this agreement of release, consent and waiver and each Holder's agreement to deliver the Notes beneficially held by it to the Trustee, the Company agrees to deliver the Payment to each Holder party hereto.

          5. This agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This agreement shall be binding upon and inure to the benefit of each party hereto, and each successor or assign of each party hereto. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

          If you are in agreement with the foregoing, please so indicate by signing in the space provided below, whereupon this letter shall become a binding agreement among the parties hereto.


                                   Very truly yours,

                                   ICF KAISER INTERNATIONAL, INC.

                                   By:  /s/ Shaun M. Martin
                                        -----------------------------------
                                        Shaun M. Martin
                                        Senior Vice President, Treasurer and
                                        Secretary

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Accepted, confirmed and agreed as of
the date first above written.


T. ROWE PRICE HIGH YIELD FUND, INC.*     Principal Amount of Notes
                                         Beneficially Held:



/s/ Mark Vaselkiv                        $           9,100,000
--------------------------------------     -------------------
Name: Mark Vaselkiv
Title: Portfolio Manager


NORTHSTAR INVESTMENT MANAGEMENT*         Principal Amount of Notes
                                         Beneficially Held:



/s/ Robert Claiborne                     $             500,000
--------------------------------------     -------------------
Name: Robert Claiborne
Title: Vice President


DEUTSCHE BANK                            Principal Amount of Notes
                                         Beneficially Held:



/s/ Brian McGrath                        $           4,000,000
--------------------------------------     -------------------
Name: Brian McGrath
Title: Director


PENN SERIES HIGH YIELD BOND FUND, INC.*  Principal Amount of Notes
                                         Beneficially Held:


/s/ Mark Vaselkiv                        $             400,000
--------------------------------------     -------------------
Name: Mark Vaselkiv
Title: Portfolio Manager


* Additional provision applicable to agreement as signed by T.Rowe Price, Penn
  ----------------------------------------------------------------------------
  Series High Yield bond Fund, Inc. and NorthStar Investment Management:
  ---------------------------------------------------------------------

Notwithstanding anything to the contrary in the agreement, the Holders and the Company agree that should the Payment be subject to avoidance and recovery pursuant to the provisions of title 11, United States Code (the "Avoidance Action"), then (a) the agreement shall be deemed rescinded, and its provisions shall be null and void; (b) all of the Holders' right in respect of the Notes (including the right to payment of 100% of the principal amount of the Notes) shall be reinstated; (c) the consents and waivers set forth in paragraph 3 shall be withdrawn as if never delivered; and (d) the Company shall be liable for the costs and expenses (including reasonable attorneys' fees) incurred by the Holders in defending any Avoidance Action.

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                         [Fifth Supplemental Indenture
                           to be attached to letter]

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